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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                            INFORMATION REQUIRED IN
                                PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant   /X/

     Filed by a party other than the registrant   / /

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                KELLOGG COMPANY
                (Name of Registrant as specified in its charter)

                                KELLOGG COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3)

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4) Proposed maximum aggregate value of transaction:

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        (1) Amount previously paid:
        (2) Form, schedule or registration statement no.:
        (3) Filing party:
        (4) Date filed:
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

                                     [LOGO]

               KELLOGG COMPANY, BATTLE CREEK, MICHIGAN 49016-3599

Dear Stockholder:

It is my pleasure to invite you to attend the 1994 Annual Meeting of Stockholders of Kellogg Company to be held at 1 p.m., local time, on Friday, April 22, 1994. The meeting will be held at the W.K. Kellogg Auditorium, 60 West Van Buren Street, Battle Creek, Michigan.

ATTENDANCE AT THE ANNUAL MEETING WILL BE LIMITED TO STOCKHOLDERS ONLY. IF YOU PLAN ON ATTENDING THE MEETING, SIMPLY MARK THE APPROPRIATE BOX ON THE PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. WE WILL SEND YOU AN ADMISSION TICKET IN ADVANCE OF THE MEETING BY MAIL. YOU MAY ALSO OBTAIN AN ADMISSION TICKET BY SENDING A WRITTEN REQUEST ACCOMPANIED BY PROOF OF STOCK OWNERSHIP TO THE SECRETARY.

If your shares are currently held in the name of your broker, bank or other nominee and you wish to attend the meeting, you should obtain a letter from your broker, bank or other nominee indicating that you are the beneficial owner of a stated number of shares of stock as of the record date. Please bring such evidence of your ownership to the registration area located in front of the W.K. Kellogg Auditorium where our personnel will assist you.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You will want to review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign and return your Proxy as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are unable to attend. You may, of course, revoke your Proxy and vote in person at the meeting if you so desire.

Sincerely,

Arnold G. Langbo
Chairman of the Board
Chief Executive Officer

March 22, 1994

                                KELLOGG COMPANY
                               ONE KELLOGG SQUARE
                          BATTLE CREEK, MI 49016-3599

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 22, 1994

TO THE STOCKHOLDERS:

     Please take notice that the Annual Meeting of Stockholders of Kellogg Company, a Delaware corporation, will be held at 1 p.m., local time, on Friday, April 22, 1994, at W.K. Kellogg Auditorium, 60 West Van Buren Street, Battle Creek, Michigan, for the following purposes:

         1. To elect five (5) directors for a three-year term to expire at the 1997 Annual Meeting of Stockholders;

         2. To consider and act upon the proposed 1993 Kellogg Employee Stock Ownership Plan;

         3. To take action upon any other matters that may properly come before the meeting or any adjournments thereof.

     In accordance with the Bylaws and action of the Board of Directors, only stockholders of record at the close of business on March 1, 1994, will receive notice of and be entitled to vote at the meeting or any adjournments thereof.

                      BY ORDER OF THE BOARD OF DIRECTORS,

                                RICHARD M. CLARK
                             Senior Vice President
                         General Counsel and Secretary

March 22, 1994

                                KELLOGG COMPANY
                               ONE KELLOGG SQUARE
                       BATTLE CREEK, MICHIGAN 49016-3599

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON FRIDAY, APRIL 22, 1994

     This Proxy Statement and the accompanying Proxy are furnished to stockholders of Kellogg Company (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Friday, April 22, 1994, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting or at any adjournment thereof. The Annual Report of the Company for 1993 including financial statements, the Notice of Annual Meeting, this Proxy Statement and the enclosed form of Proxy were initially mailed to stockholders on or about March 22, 1994.

     The enclosed Proxy is solicited by the Board of Directors of the Company.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting and Proxy Statement is to be borne by the Company. It may be necessary to conduct a certain amount of solicitation by telephone and in person. Such solicitation will be conducted by directors, officers and regular employees of the Company without special compensation. Arrangements have also been made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy soliciting material to the beneficial owners of the common stock of the Company at the Company's expense.

     It is important that your stock be represented at the Annual Meeting. Please complete and sign the enclosed Proxy and return it to the Company. Any person giving a Proxy has the power to revoke it at any time before it is voted by delivery of a later-dated duly executed Proxy or in person at the Annual Meeting. Unless so revoked, all Proxies which are properly executed and received at or prior to the meeting will be voted in accordance with their specifications. If no contrary instruction is indicated in the Proxy, it will be voted "FOR" the election of directors as nominated and "FOR" the approval of the 1993 Kellogg Employee Stock Ownership Plan, and in the discretion of the person(s) named as the proxy if any other business should properly come before the meeting.

     When a Proxy is returned properly dated and signed, the shares represented thereby, including shares held under the Company's Dividend Reinvestment Plan, will be voted by the person(s) named as the proxy in accordance with each stockholder's directions. Proxies will also be considered to be voting instructions to the applicable Trustee with respect to shares held in accounts under the Company's Salaried Savings and Investment Plan.

     Both abstention votes and any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists.

                    VOTING SECURITIES AND OWNERSHIP THEREOF
                               BY CERTAIN PERSONS

     The record date for determining stockholders entitled to vote at the Annual Meeting is March 1, 1994. Each of the 226,904,957 shares of common stock of the Company issued and outstanding on that date is entitled to one vote at the Annual Meeting.

     The W.K. Kellogg Foundation Trust (the "Trust") was, at December 31, 1993, the owner of 77,598,320 shares (34.0%) of the outstanding common stock of the Company. The Trust also has present or contingent beneficial interests under other trusts which held, as of such date, 360,960 shares (.16%) of the outstanding common stock of the Company. The trustees of the Trust are Charles
H. Ludlow, Russell G. Mawby, William E. LaMothe and The Bank of New York.

     The W.K. Kellogg Foundation, a charitable corporation organized under the laws of Michigan (the "Foundation"), is the sole beneficiary of the Trust. The Foundation, in addition to its beneficial interests under the Trust, had on such date present or contingent beneficial interests under other trusts which held 720,460 shares(.32%) of the outstanding common stock, which number includes the 360,960 shares in which the Trust has present or contingent interests.

     Under the terms of the Trust, in the event that a majority of the trustees of the Trust (which majority must include the corporate trustee) are unable to agree, the Foundation has the power to direct the voting of the common stock of the Company held in the Trust. With certain limitations, the Foundation also has the power to select or veto the selection of successor trustees of the Trust and to remove any trustee or successor trustee thereunder. Moreover, the Trust requires that a trustee of the Foundation be a trustee of the Trust. Russell G. Mawby, a director of the Company and a trustee of the Trust, also serves as Chairman of the Board and Chief Executive Officer of the Foundation. William E. LaMothe, who is a director and Chairman Emeritus of the Company and its former Chief Executive Officer, also serves as a trustee of the Trust and the Foundation. Norman A. Brown, a director of the Company, also serves as a trustee, President and Chief Operating Officer of the Foundation.

     The following table shows each person who, at the close of business on December 31, 1993, was known by the Company to beneficially own more than five percent (5%) of the common stock of the Company.

                                                 AMOUNT AND NATURE OF       PERCENT OF CLASS ON
               BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP        DECEMBER 31, 1993
- ----------------------------------------------   ---------------------     ---------------------
W.K. Kellogg Foundation Trust
  c/o The Bank of New York
  48 Wall Street                                  77,598,320 shares
  New York, New York 10015....................    as fiduciary (1)                  34.0
The Bank of New York
  48 Wall Street                                  78,657,845 shares
  New York, New York 10015....................    as fiduciary (2)                  34.5
George Gund III
  1821 Union Street                               25,188,200 shares
  San Francisco, California 94123.............    (3)                               11.1
Society Corporation
  127 Public Square                               19,241,199 shares
  Cleveland, Ohio 44114-1306..................    as fiduciary (4)                   8.4

(1) Does not include 360,960 shares held in certain other trusts in which both the Trust and the Foundation have present or contingent beneficial interests and does not include an additional 359,500 shares held in trusts in which the Foundation has present or contingent beneficial interests. The Foundation has a beneficial or possible beneficial interest in an aggregate of 78,318,780 shares including the shares shown in the table for the Trust. All 77,598,320 shares beneficially owned by the Trust are also included in the shares shown in the table above as beneficially owned by the Bank of New York.

(2) Of the shares beneficially held, The Bank of New York has sole voting power for 59,014 shares, shared voting power for 78,598,831 shares (including those shares beneficially owned by the Trust), sole investment power for 27,908 shares and shared investment power for 77,647,620 shares (including those shares beneficially owned by the Trust). The Bank is a trustee of the Trust and shares voting and investment power with respect to shares owned by the Trust with the other three trustees.

(3) George Gund III has sole power to vote or direct the vote and shared power to dispose or direct the disposition of 112,000 of these shares; shared power to vote or direct the vote of 25,076,200 of these shares; and shared power to dispose or direct the disposition of 6,967,726 of these shares. 6,291,200 of the shares which Mr. Gund has shared power to vote and to dispose are held by a non-profit foundation of which George Gund III is one of six trustees and one of ten members as to which shares Mr. Gund disclaims beneficial ownership. Gordon Gund, a director of the Company, is a brother of George Gund III and does not have any voting or investment power in any of the shares shown as beneficially owned by George Gund III.

(4) Of the shares beneficially held, Society Corporation (successor by merger with Ameritrust Company N.A.) has sole voting power for 249,524 shares; shared voting power for 759,186 shares (including certain of the shares beneficially owned by George Gund III); sole investment power for 18,335,804 shares; and shared investment power for 889,495 shares.

     The following table sets forth the number of shares of common stock of the Company beneficially owned as of March 1, 1994, by each continuing director and nominee for director; each executive officer included in the Summary Compensation Table; and all directors and executive officers as a group.

                                                                        AMOUNT AND
                                                                         NATURE OF
                                                                   BENEFICIAL OWNERSHIP
                                  NAME                                    (1)(2)
        --------------------------------------------------------   ---------------------
        Norman A. Brown (3).....................................               823
        Gary E. Costley.........................................           142,758
        Charles W. Elliott......................................           106,280
        Claudio X. Gonzalez.....................................               800
        Gordon Gund (4).........................................             2,800
        Thomas A. Knowlton......................................            79,395
        William E. LaMothe (3)(5)...............................           702,013
        Arnold G. Langbo (6)....................................           352,286
        Russell G. Mawby (3)....................................             2,200
        Ann McLaughlin..........................................             1,400
        J. Richard Munro........................................             1,000
        Harold A. Poling........................................               500
        Donald Rumsfeld.........................................            17,800
        Timothy P. Smucker (7)..................................             2,800
        Donald W. Thomason......................................            94,193
        Dolores D. Wharton......................................             6,025
        All executive officers and directors as a group,
          consisting
          of 24 persons, including those named above (8)........         1,951,140

(1) The percentage of shares beneficially owned by any director, or by all executive officers and directors of the Company as a group, does not exceed one percent (1%) of the common stock of the Company issued and outstanding.

(2) The number of shares shown in the table includes the following respectively indicated shares which individual directors and all executive officers and directors of the Company, as a group, may presently elect to acquire by exercising options granted them under Company-sponsored stock plans and which remain unexercised on March 1, 1994: Gary E. Costley, 101,232; Charles W. Elliott, 70,550; Thomas A. Knowlton, 56,366; William E. LaMothe, 272,770; Arnold G. Langbo, 257,835; Donald W. Thomason, 68,106; all directors and executive officers as a group, including the above named individuals, 1,102,350.

(3) Does not include 77,286,120 shares owned by the Trust as to which Russell G. Mawby and William E. LaMothe, as trustees of such Trust, share voting and investment power with the other trustees, or shares of the Company's common stock as to which the Trust or the Foundation has present or contingent interests. Dr. Mawby is Chairman of the Board and Chief Executive Officer of the Foundation; Norman A. Brown is a trustee, President and Chief Operating Officer of the Foundation; and Mr. LaMothe is a trustee of the Foundation, which, under certain circumstances, has the power to direct the voting of the common stock of the Company held by the Trust.

(4) Does not include 9,200 shares held by Mr. Gund's wife as custodian for the benefit of a child under the Uniform Gift to Minors Act and for the benefit of Mr. Gund's adult son, 189 shares held by a generation skipping trust for the benefit of Mr. Gund's son, or 564,148 shares held by two Gund family investment partnerships, as to which Mr. Gund has neither voting nor investment power, or the shares beneficially owned by George Gund III. Mr. Gund disclaims beneficial ownership of all such shares.

(5) Does not include 48,400 shares held by Mr. LaMothe's wife in a living trust, 33,000 shares he holds in a grantor retained income trust, and 33,000 shares held by Mr. LaMothe's wife in a grantor retained income trust, as to which Mr. LaMothe has neither voting nor investment power, or 51,400 shares held by the Patricia A. and William E. LaMothe Foundation, a charitable foundation organized under the laws of the state of Michigan. Mr. LaMothe disclaims beneficial ownership of all such shares.

(6) Does not include 17,900 shares held by Mr. Langbo's wife in a nonrevocable trust, as to which Mr. Langbo has neither voting nor investment power, or 5,835 shares held by the Arnold G. and Martha M. Langbo Foundation, a charitable foundation organized under the laws of the state of Michigan. Mr. Langbo disclaims beneficial ownership of all such shares.

(7) Does not include 500 shares held by Mr. Smucker's wife as custodian for the benefit of two of Mr. Smucker's children under the Uniform Gift to Minors Act, as to which Mr. Smucker has neither voting nor investment power. Mr. Smucker disclaims beneficial ownership of such shares.

(8) Shares shown as beneficially owned include those that may be held either individually, jointly or pursuant to a trust arrangement.

PROPOSAL 1.

                             ELECTION OF DIRECTORS

     The Amended Restated Certificate of Incorporation and the Bylaws of the Company provide that the Board of Directors shall be comprised of not less than twelve (12) nor more than eighteen (18) directors divided into three (3) classes as nearly equal in number as possible and that each director shall be elected for a term of three (3) years with a term of one class expiring each year. There are currently thirteen (13) members of the Board.

     Five (5) directors are to be elected at the Annual Meeting to serve for a term ending at the 1997 Annual Meeting of Stockholders or until their respective successors are elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES: Arnold G. Langbo, J. Richard Munro, Harold A. Poling, Timothy P. Smucker, and Dolores D. Wharton. Each nominee was proposed by the Nominating Committee for consideration by the Board of Directors and presentment to the stockholders. Each nominee, other than Mr. Poling, has previously been elected by the stockholders to serve as a director of the Company. On December 3, 1993, Mr. Poling was appointed by the Board of Directors to fill, until the 1994 Annual Meeting of Stockholders, the vacancy created by the retirement of Charles M. Bliss.

     Persons receiving a plurality of the votes cast at the Annual Meeting will be elected directors. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-votes or otherwise) have no impact on the election of directors. It is intended that, unless authority is withheld, the Proxies given will be voted "FOR" all the five (5) nominees. In case any nominee is unable or declines to serve, Proxies will be voted for the balance of those named and for such person as shall be designated by the Board of Directors to replace any such nominee. However, the Board of Directors does not anticipate that this will occur.

     Pursuant to the Company's Bylaws, written notice of other qualifying nominations by stockholders for election to the Board of Directors must have been received by the Secretary no earlier than December 1, 1993 and no later than January 30, 1994. As no notice of any such other nominations was received, no other nominations for election to the Board of Directors may be made by stockholders at this year's Annual Meeting of Stockholders.

     Background information with respect to the five (5) nominees for election and the continuing directors of the Company, including their business experience, age, years of service as a director and photographs, appears below grouped by the date of the Annual Meeting of Stockholders at which their respective term of office is scheduled to expire.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                     FOR A THREE-YEAR TERM EXPIRING AT THE
                      1997 ANNUAL MEETING OF STOCKHOLDERS

                  ARNOLD G. LANGBO. Mr. Langbo, age 56, has served as a director
   -------- of the Company since 1990 and was elected Chairman of the Board and Chief Executive Officer effective January 1, 1992.
    PHOTO Mr. Langbo has been employed by the Company since 1956 and was elected a Vice President in 1979. He was named Executive Vice
   -------- President in 1981 and President, Kellogg International in 1986. He served as President and Chief Operating Officer of the Company from 1990 through 1991. Mr. Langbo is a member of the Board of Directors of Johnson & Johnson, the Board of Trustees of Albion
                  College and the Advisory Board of the J. L. Kellogg Graduate School of Management at Northwestern University.

                  J. RICHARD MUNRO. Mr. Munro, age 63, has served as a director of the Company since 1990. He is Chairman of the Executive
   -------- Committee of Time Warner Inc., a publishing and entertainment company. Prior to serving in this position, he was Co-Chairman
    PHOTO and Co-Chief Executive Officer of Time Warner Inc. Mr. Munro is a director of Time Warner Inc., Mobil Corporation, K Mart
   -------- Corporation, the Rand Corporation and Genentech, Inc. He is a member of the Council on Foreign Relations and the Juvenile Diabetes Foundation's Council on Research Development. He is also
                  Chairman of the Points of Light Foundation. Mr. Munro is a trustee of Teachers College, Columbia University, Hamilton College and St. Lawrence University. He is also a member of the Board of Visitors of The Graduate School and University Center of the City University of New York and a director of the United Negro College Fund, Inc.

                  HAROLD A. POLING. Mr. Poling, age 68, has served as a director of the Company since December 3, 1993, when he was appointed
   -------- by the Board of Directors to fill a vacancy on the Board. In 1993, Mr. Poling retired as Chairman of the Board and Chief
    PHOTO Executive Officer of Ford Motor Company, an automobile manufacturing company, a position he had held since 1990. Mr.
   -------- Poling had served in a variety of capacities with Ford Motor Company since 1951. He is a director of Shell Oil Company, LTV Corporation and Chicago and North Western Holdings Corporation. He is a director of Monmouth (Ill.) College Senate, Forum Chairman-Elect of the Business-Higher Education Forum and a member of the Dean's Advisory Council-Indiana University School of Business. Mr. Poling is a trustee of Beaumont Hospital. He also serves as a member of The Business Council, BHP International Advisory Council and International Board of VIAG.

                  TIMOTHY P. SMUCKER. Mr. Smucker, age 49, has served as a director of the Company since 1989. He is Chairman of The J.
   -------- M. Smucker Company, the leading manufacturer of preserves, jellies and ice cream toppings. He has been employed by
    PHOTO Smucker's since 1969 and, after serving in a variety of capacities, was named President and Chief Operating Officer in
   -------- 1981 and Chairman in 1987. Mr. Smucker is a member of the Board of Huntington Bancshares Inc. He also serves on the Committee for Economic Development, the National Center for Adult Literacy, and the Board of Second Harvest. He is an emeritus life member of the Board of Trustees of The College of Wooster.

                  DOLORES D. WHARTON. Mrs. Wharton, age 66, has served as a
   ----------     director of the Company since 1976. She is Chairman and Chief
                  Executive Officer of The Fund for Corporate Initiatives, Inc.,
     PHOTO        a private operating foundation devoted to strengthening the role of minorities and women in the corporate world. Mrs.
   ----------     Wharton is a director of Gannett Co., Inc. and Communication
                  Satellite Corporation (COMSAT).

                      CONTINUING DIRECTORS OF THE COMPANY
                          DIRECTORS TO SERVE UNTIL THE
                      1996 ANNUAL MEETING OF STOCKHOLDERS

                  NORMAN A. BROWN. Dr. Brown, age 55, has served as a director of the Company since 1992. He is President and Chief Operating
   ----------     Officer and a member of the Board of Trustees of the W.K.
                  Kellogg Foundation. He has been employed by the Foundation since 1984, was elected Executive Vice President in 1986,
     PHOTO        President in 1988 and President and Chief Operating Officer in
                  1991. Dr. Brown is a director of the Points of Light
   ----------     Foundation, Independent Sector (Vice Chair) and First of
                  America Bank, Michigan, N.A.

                  CHARLES W. ELLIOTT. Mr. Elliott, age 62, has served as a
                  director of the Company since 1989. He is Executive Vice
                  President -- Administration and Chief Financial Officer of the
   ----------     Company. Mr. Elliott joined Kellogg in 1987, having previously been employed for thirty years by Price Waterhouse, an
                  independent accounting firm. Mr. Elliott is a member of the
     PHOTO        Board of Directors of EMPHESYS Financial Group, Inc. (a
                  subsidiary of Employers Health Insurance Co.); a member of the
   ----------     Advisory Board of Comerica Bank of Battle Creek, Michigan; a
                  trustee of Ambassador Funds; and a member of the Board of Trustees of the Western Michigan University Foundation.

                  CLAUDIO X. GONZALEZ. Mr. Gonzalez, age 59, has served as a director of the Company since 1990. In 1973, he was named
                  Chairman of the Board and Chief Executive Officer of
   ----------     Kimberly-Clark de Mexico, S.A. de C.V., a producer of consumer disposable tissue products, writing and other papers, and
                  pulp. He is a director of Kimberly-Clark Corporation; General
     PHOTO        Electric Co.; Banco Nacional de Mexico; Grupo Industrial ALFA,
                  S.A. de C.V.; Grupo Industrial Saltillo, S.A.; Grupo Carso,
   ----------     S.A.; IBM Latin America; Synkro, S.A.; Telefonos de Mexico,
                  S.A.; and The Mexico Fund, Inc. He is also a member of the Advisory Council of the Stanford University Graduate School of Business.

                  DONALD RUMSFELD. Mr. Rumsfeld, age 61, has served as a
                  director of the Company since 1985. In 1993, Mr. Rumsfeld retired as Chairman and Chief Executive Officer of General Instrument Corporation, an international electronics company,
- -------------     a position which he had held since 1990. Mr. Rumsfeld was
                  senior advisor to William Blair & Co. (an investment banking
   PHOTO firm) from 1985 until 1990. Previously, Mr. Rumsfeld served as Chief Executive Officer of G. D. Searle & Co. and in a variety
- -------------     of government posts, including U.S. Congressman, Ambassador to
                  NATO, White
                  House Chief of Staff, Special Presidential Envoy and Secretary of Defense. Mr. Rumsfeld is a member of the Board of Directors of The Allstate Insurance Co.; Amylin Pharmaceuticals, Inc.; Gilead Sciences, Inc.; Metricom, Inc.; Sears, Roebuck & Co.;
                  and the Tribune Company. He is a member of the Board of Trustees of Princeton University and the Rand Corporation.

                          DIRECTORS TO SERVE UNTIL THE
                      1995 ANNUAL MEETING OF STOCKHOLDERS

                  GORDON GUND. Mr. Gund, age 54, has served as a director of the Company since 1986. He is President and Chief Executive
                  Officer of Gund Investment Corporation, which manages
- -------------     diversified investment activities. Mr. Gund is a member of the
                  Board of Governors of the National Hockey League and the
   PHOTO National Basketball Association and is principal owner of the Cleveland Cavaliers NBA team and the Richfield Coliseum, home
- -------------     of the Cavaliers. He is also Vice Chairman of the San Jose
                  Sharks, a National Hockey League team. He is a director of Corning, Incorporated; general partner of GUS Enterprises, a real estate development company; and principal owner and Chairman of Nationwide Advertising Service, Inc., a recruitment advertising agency. Mr. Gund is also Chairman and co-founder of RP Foundation Fighting Blindness.

                  WILLIAM E. LAMOTHE. Mr. LaMothe, age 67, has served as a director of the Company since 1972. He retired as Chairman of the Board and Chief Executive Officer of Kellogg Company on December 31, 1991. He had been employed by the Company since
- -------------     1950 and was elected a Vice President in 1962. He was named
                  President and Chief Operating Officer in 1973, became Chief
   PHOTO Executive Officer in January 1979 and Chairman of the Board in December 1979. Mr. LaMothe is a director of The Allstate
- -------------     Insurance Co.; Kimberly-Clark Corporation; Sears, Roebuck
                  & Co.; and The Upjohn Company. He is a member of the Board of Trustees of the W.K. Kellogg Foundation and the W.K. Kellogg Foundation Trust.

                  RUSSELL G. MAWBY. Dr. Mawby, age 66, has served as a director of the Company since 1974. He is Chairman of the Board of
- -------------     Trustees of the W.K. Kellogg Foundation and a trustee of the
                  W.K. Kellogg Foundation Trust. Dr. Mawby has been employed by
   PHOTO the Foundation since 1964 and was named Chief Executive Officer in 1970. He is a director of The J. M. Smucker Company
- -------------     and a member of the Board of Trustees of The Foundation
                  Center, Starr Commonwealth Schools, Michigan Nonprofit Forum and Michigan State University.

                  ANN MCLAUGHLIN. Ms. McLaughlin, age 52, has served as a director of the Company since 1989. She is President of the Federal City Council in Washington, D.C., a non-profit, non-partisan organization dedicated to improving the nation's capital, and a member of the Boards of The Public Agenda Foundation and The Conservation Fund. Ms. McLaughlin is Vice Chairman of The Aspen Institute and a trustee of the Center
- ----------        for Strategic and International Studies and The Urban
                  Institute. She was President and Chief Executive Officer of New American Schools Develop ment Corporation, a private,
  PHOTO non-profit education reform organization, from July 1992 until April 1993. From 1989 to 1992, she was a Visiting Fellow at the Urban Institute, a private, non-profit policy
- ----------        research and educational organization. Ms. McLaughlin was
                  Chairman of the President's Commission on Aviation Security and Terrorism between 1989 and 1990. She was Secretary of Labor from 1987 through 1989 and served as Under Secretary of the Department of Interior from 1984-1987. She is a member of the Board of Directors of AMR Corporation (the parent company of American Airlines), General Motors Corporation, Nordstrom, Inc., Potomac Electric Power Company, Host Marriott Corporation, Union Camp Corporation and Vulcan Materials Company.

                          ABOUT THE BOARD OF DIRECTORS

     The Board of Directors has the following standing committees: Executive Committee, Audit Committee, Committee on Social Responsibility, Compensation Committee, Employee Benefits Advisory Committee, Finance Committee, and Nominating Committee.

     The Executive Committee is generally empowered to act on behalf of the Board. The Executive Committee did not meet during 1993; however, it took action by unanimous written consent three times in 1993. The members of the Executive Committee are Mr. Langbo, Chairman, Mr. Gund, Dr. Mawby and Mr. Poling.

     The Audit Committee reviews the accounting principles, the controls and scope of the audit practices of the Company, and makes reports and recommendations to the Board of Directors on those matters and with respect to the independent auditor and internal auditors. It met two (2) times in 1993. The members of the Audit Committee are Mr. Gonzalez, Chairman, Dr. Brown, Ms. McLaughlin, Mr. Munro and Mr. Smucker.

     The Committee on Social Responsibility investigates and reviews the manner in which the Company discharges its social responsibilities and recommends to the Board of Directors policies, programs and procedures it deems appropriate to enable the Company to carry out and discharge fully its social responsibilities. It met one (1) time in 1993. The members of the Committee on Social Responsibility are Ms. McLaughlin, Chairman, Dr. Brown, Mr. Elliott, Mr. LaMothe, Dr. Mawby and Mrs. Wharton.

     The Compensation Committee reviews recommendations for compensating management personnel, determines compensation of the Chief Executive Officer, reviews trends in management compensation, and provides advice and recommendations to the Board of Directors on these subjects. It met three (3) times in 1993. The members of the Compensation Committee are Dr. Mawby, Chairman, Mr. Gund, Mr. Munro, Mr. Poling, Mr. Rumsfeld and Mrs. Wharton. See pages 17 through 19 for the Compensation Committee's Report on Executive Compensation.

     The Employee Benefits Advisory Committee reviews the financial performance of the Company's employee benefits plans and reports to the Board of Directors with respect thereto. It met one (1) time in 1993. The members of the Employee Benefits Advisory Committee are Mrs. Wharton, Chairman, Dr. Brown, Mr. Elliott, Mr. Gonzalez and Mr. Smucker.

     The Finance Committee reviews and makes recommendations to the Board of Directors regarding the financial and capital structure and programs of the Company, borrowing commitments, and other significant financial matters, including significant deployment and redeployment of assets of the Company. It met four

(4) times in 1993. The members of the Finance Committee are Mr. Rumsfeld, Chairman, Mr. Elliott, Mr. Gonzalez, Mr. LaMothe, Mr. Langbo and Mr. Smucker.

     The Nominating Committee investigates and reviews the qualifications of candidates to serve on the Board of Directors and recommends nominees to the Board of Directors. It met one (1) time in 1993. The members of the Nominating Committee are Mr. Gund, Chairman, Mr. LaMothe, Mr. Langbo, Ms. McLaughlin, Mr. Munro, Mr. Poling and Mr. Rumsfeld. Stockholder recommendations for nominees for membership on the Board of Directors will be considered by the Nominating Committee. Such recommendations may be submitted to the Office of the Secretary, Kellogg Company, One Kellogg Square, P.O. Box 3599, Battle Creek, Michigan 49016-3599, who will forward them to the Chairman of the Nominating Committee.

     With respect to the 1995 Annual Meeting of Stockholders, a stockholder will be permitted to nominate at such meeting one or more persons for election as director only if written notice of such stockholder's intent to make such nomination or nominations is received by the Company not earlier than December 1, 1994, and not later than January 30, 1995, and such stockholder complies with certain other requirements specified in the Company's Bylaws.

     During 1993, the Board of Directors held eight (8) meetings. Each of the directors attended at least 75% or more of the total number of meetings of the Board and of all Board committees of which the director was a member during 1993.

NON-EMPLOYEE DIRECTOR COMPENSATION AND BENEFITS

     Each director who is not an employee of the Company or its affiliates receives an annual retainer fee of $25,000; $1,000 for each meeting of the Board of Directors or committee of the Board of Directors attended; $4,000 if he or she served as Chairman of a committee; reimbursement for all expenses incurred in attending such meetings; and, pursuant to the Stock Compensation Program for Non-Employee Directors (the "Program"), 200 shares of the Company's common stock.

     Under the Program, 200 shares of common stock will be granted to each eligible non-employee director following the annual meeting in each of the next succeeding years until April 1999, when the Program will expire. All non-employee directors participate in the Program on a non-discretionary basis. The shares of stock are granted as part of the directors' regular compensation. The directors also receive a payment each year to compensate them for the taxes incurred as a result of receiving the shares of stock. 191,200 shares of stock are available for issuance under the Program.

     Pursuant to a plan amended and restated as of August 1, 1986, non-employee directors of the Company may each year make an irrevocable election to defer receipt of all or a specified portion of cash compensation otherwise payable for services rendered for the ensuing year as a member of the Company's Board of Directors. A participating director's deferred compensation shall be credited to an account in the form of Units and fractional Units, and each Unit shall be initially valued in an amount equal to one hundred percent (100%) of the fair market value of one share of the common stock of the Company on the date the Unit is so credited. As and in the event that dividends may be declared by the Company's Board of Directors, a fractional Unit representing the dividend paid per share of common stock shall be credited for each whole Unit then allocated to the account of a participating director. A participant's account balance is paid in cash upon his or her termination of service as a director, over a period from one to ten years, depending on the election of the director made at the time of the irrevocable election.

     A director who is not an employee of the Company and meets certain other qualifications is entitled to be paid an annual retirement benefit for a maximum period of up to ten (10) years in an amount equal to the standard annual retainer payable to non-employee directors of the Company at the time of such director's retirement. Should the retired director not survive the maximum period, the surviving spouse will receive 75% of the benefit for the remainder of the period.

     The Company maintains Director and Officer Liability Insurance which individually insures the directors and officers of the Company against losses which they become legally obligated to pay resulting from their actions while performing duties on behalf of the Company. Travel accident insurance is also maintained for each director of the Company.

     All directors of the Company are eligible to participate in the Director's Charitable Awards Program, in which each director is entitled to name up to four education-related, tax-exempt organizations to which the Company would contribute an aggregate of $1 million upon the death of the director. A director will be vested in the Program upon completion of seven (7) years of service as a director or upon the death or disability of such director.

OTHER TRANSACTIONS

     Timothy P. Smucker, a director of the Company, is a director and Chairman of The J.M. Smucker Company ("JMS"). JMS is a supplier to the Company of several products. The Company purchased $26,725,948 of product from JMS during 1993. It is anticipated that the Company will continue such purchases from JMS in 1994.

     The Company has entered into an agreement to sell the assets of its Mrs. Smith's frozen pie business to JMS for $81,000,000 in cash plus the assumption of certain liabilities subject to adjustment based upon the value of the net assets transferred at closing. The business was sold following a competitive auction process conducted by the Company with the assistance of an investment banking firm. The purchaser was selected based upon the price offered and other factors deemed relevant by management in order to secure a transaction in the best interest of the Company and its stockholders. Neither Dr. Mawby, a director of the Company and a director of JMS, nor Mr. Smucker, a director of the Company and a director and Chairman of JMS, participated in the selection of the successful bidder by the Company.

PROPOSAL 2.

                    PROPOSAL TO APPROVE ADOPTION OF THE 1993
                     KELLOGG EMPLOYEE STOCK OWNERSHIP PLAN

     On December 3, 1993, the Board of Directors of the Company adopted the 1993 Kellogg Employee Stock Ownership Plan (the "Employee Ownership Plan" or the "Plan") subject to stockholder approval. The stockholders are now being asked to consider and vote upon the adoption of this Plan. The summary of the Employee Ownership Plan which follows is subject to the specific provisions contained in the official text as set forth in Appendix A to this Proxy Statement.

PURPOSE

     The Employee Ownership Plan is designed to enable the Company to offer stock incentives to non-management employees at all levels in the global organization who are not eligible to participate under the Company's 1991 Key Employee Long-Term Incentive Plan (the "1991 Incentive Plan"). Stock incentives under the Employee Ownership Plan are designed to strengthen the mutuality of interests between non-management employees and the Company's stockholders by encouraging greater numbers of such employees to acquire and hold shares of the Company's common stock; and to attract, retain, and reward non-management employees. The Company anticipates that over time the Employee Ownership Plan will increase ownership of Company common stock by non-management employees at all levels. Management believes that such broad-based employee stock ownership will contribute to the Company's continued financial success through increased employee commitment and heightened awareness of Company stock performance.

ADMINISTRATION

     The Employee Ownership Plan is to be administered by the Compensation Committee of the Board of Directors (the "Committee") and, to the extent the Committee delegates its powers and authority, by a committee of two or more management-level employees (the "Administrative Committee"). The Committee is composed of six directors who are not employees of the Company and are not eligible to receive any award under the Plan. The Committee, subject to the provisions of the Employee Ownership Plan, has the authority to, among other things, select eligible employees to whom options or other awards shall be granted; determine whether options or awards or a combination thereof are to be granted; set the terms and conditions of each option or award including duration, exercise price, restrictions on exercise, performance criteria, vesting schedules or any acceleration thereof, or any forfeiture restrictions or award conditions or waivers thereof; determine the form of payment or settlement of an award (in cash, stock or a combination thereof); authorize foreign designated subsidiaries of the Company to adopt separate sub-plans under the Plan and to establish or modify the terms and conditions of any awards granted to employees working outside the United States as it deems necessary to fulfill the purposes of the Plan. The Committee also has the power to adopt Plan guidelines which may modify, supplement or interpret the terms and conditions of awards consistent with the terms of the Plan. The cost of administering the Plan will be borne by the Company, including the cost of issuing common stock pursuant to an award, except that, unless the Committee determines otherwise, any commissions, charges, taxes or other amounts of any kind or nature incurred by a participant in receiving or exercising his/her award, selling shares under an award, obtaining share certificates or otherwise, are the sole responsibility of the participant.

SHARES SUBJECT TO THE EMPLOYEE OWNERSHIP PLAN

     Six million (6,000,000) shares of common stock, $.25 par value per share, are proposed to be set aside for use under the Employee Ownership Plan. The shares to be offered under the Plan may be authorized and unissued shares, issued shares reacquired by the Company or a combination of both. The number of shares set aside for the Plan, the number of shares subject to options, and the option price of each option are subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than ordinary cash dividends), stock split, or other material change in corporate structure affecting the common stock of the Company. Shares relating to expired, terminated, forfeited or canceled options or other awards and shares surrendered in payment for exercising options or other awards may be reissued under options or other awards under the Plan.

     On March 1, 1994, the last reported sale price of the Company's common stock on the New York Stock Exchange was $49.625 per share.

OPTIONS AND OTHER AWARDS

     The Employee Ownership Plan contains provisions for granting various stock-based and performance-based awards including non-qualified stock options (i.e., options which are not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended) and other incentive awards including, but not limited to, bonus stock, performance shares, performance units, and stock appreciation rights. Such other incentive awards under the Plan may be valued in whole or in part by reference to, or be payable in or otherwise based on, the Company's common stock or the performance of the Company and/or its subsidiaries (collectively referred to as "Other Incentive Awards"). Other Incentive Awards may be issued by the Committee, in its sole discretion, in order to comply with, or obtain approval, qualification or exemption under, any applicable tax or other laws of any foreign jurisdiction. The Committee is given broad power to establish and amend the terms of Other Incentive Awards. Such awards may be settled in cash, stock or a combination of both, as determined by the Committee. The grant of Other Incentive Awards is subject to the overall limitation on the number of shares of common stock that may be granted under the Plan to participants under all forms of awards. The form and terms of Other Incentive Awards, as well as the terms and conditions of the grant of any such awards, will be determined by the Committee and set forth or incorporated by reference in the agreements entered into with participants or in guidelines promulgated by the Committee. Although the Committee has not determined to date to grant awards other than options, future circumstances and grants to employees abroad could make the issuance of Other Incentive Awards by the Committee, in its sole discretion, necessary or desirable.

     The term of the Employee Ownership Plan is ten years. No options or awards may be granted under the Plan after April 22, 2004. Options and awards may terminate, become fully vested or continue to vest in the event of death, disability, retirement or termination as determined by the Committee. Options and Other

Incentive Awards are non-transferable except by will, the laws of inheritance or, if permitted by the Committee, by designation of a beneficiary.

     The option price per share of stock underlying an Option is determined by the Committee on or before the date of grant of the Option but shall not be less than 100% of the fair market value of the stock on the date of grant. No option can be exercisable for more than ten years and one day after the date the option is granted. The Committee has the right to buy out any outstanding option or award grant.

     While the Company anticipates additional broad-based employee efforts as a result of the granting of options and awards under the Plan, the Company will not receive any cash consideration for the granting or any extension of options awarded under the Plan. Upon exercise of an option the participant will pay the option price in cash, Company common stock or a combination of both, as may be permitted by the Committee. The Plan contains provisions to enable the Company to satisfy its tax withholding obligation by permitting participants to pay such taxes through the tender of cash or stock or by the Company withholding an amount of cash or stock deliverable under the awards sufficient to pay the tax.

TERMINATION OR AMENDMENT

     The Board or the Committee may at any time amend, discontinue, or terminate the Employee Ownership Plan. Further, the Board or the Committee may amend, discontinue or terminate any part thereof including, without limitation, any amendment deemed necessary by the Board or the Committee to ensure that the Company complies with applicable laws and regulations. The Committee may amend the terms of any outstanding option or Other Incentive Award prospectively or retroactively subject, in certain cases, to obtaining participant's consent.

     Moreover, the Committee has the power to authorize any foreign designated subsidiary of the Company to adopt a separate plan for granting options or Other Incentive Awards. All such awards, however, would be treated as awards under the Employee Ownership Plan and must have the prior approval of the Committee. Awards granted under such foreign subsidiary plans will be governed by the terms of the Employee Ownership Plan, except where the foreign subsidiary plan is more restrictive of participants' rights and benefits, in which case the foreign subsidiary plan will control.

ELIGIBILITY

     Any employee of the Company or its designated subsidiaries who is not an officer or director and is not eligible to receive awards under the 1991 Incentive Plan is eligible to be granted awards under the Employee Ownership Plan. Eligibility shall be determined by the Committee. The initial grant participants are described below under "1994 Initial Grant." The approximate total number of persons eligible to participate in the Plan as of March 1, 1994, was 16,200. It is not possible to otherwise predict the number or identity of future participants or, except as described herein and as set forth in the Plan, to describe the restrictions and other terms that may be included in options or awards granted after the 1994 Initial Grant.

U.S. FEDERAL TAX CONSEQUENCES

     The following discussion is only a brief summary of the U.S. Federal income tax aspects of awards made under the Plan based upon U.S. Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe a number of special tax rules, including the alternative minimum tax and various elections which may be applicable under certain circumstances. State, local and foreign income tax consequences are not discussed, and may vary from locality to locality.

     Based upon the present provisions of the Code and the regulations thereunder, the U.S. Federal income tax consequences of the grant and exercise of stock options under the Employee Ownership Plan, and the subsequent disposition of stock acquired thereby, are generally summarized below.

NON-STATUTORY OPTIONS

     Under present U.S. Treasury regulations, where the option price is at least equal to the fair market value on the date of the grant, an optionee who is granted a non-statutory option will not realize taxable income at the time the option is granted and the Company will not be entitled to a deduction at that time.

     In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The optionee's basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he/she is taxed. Upon subsequent disposition of the shares, he/she will realize capital gain or loss, long-term or short-term, depending upon the length of time he/she has held the shares received upon the exercise of the option.

     If an optionee exercises a non-statutory option by delivery of shares of the Company's common stock as payment of the option price, no gain or loss will be recognized with respect to the shares delivered, and the optionee will be subject to tax in an amount of ordinary income equal to the excess of the fair market value of the shares he/she is entitled to receive on the date of exercise over the option price. The optionee's basis in shares received equivalent in number to the shares surrendered will be the same as the optionee's basis in the surrendered shares, and the basis in the additional shares obtained by the exercise of the option will be equal to the amount of compensation income realized.

     The U.S. Federal income tax consequences of Other Incentive Awards will depend upon the form such awards take.

ACCOUNTING TREATMENT

     Under present accounting rules, grants or exercises of non-qualified stock options with an option price not less than fair market value of the underlying common stock do not result in any charge to the Company's earnings (although a proposed change in accounting rules would require a charge with respect to non-qualified stock options granted after December 31, 1996). The accounting treatment of Other Incentive Awards will depend upon the form such awards take, the date such awards are granted and the impact of accounting rules then in effect, and, accordingly, such awards may or may not result in a charge to Company earnings.

1994 INITIAL GRANT

     No awards can be made under the Plan until the Plan is approved by stockholders. See "Required Vote for Approval" below. The Committee has, however, determined the terms of an initial grant to selected employees (the "1994 Initial Grant") which would be made as soon as practicable following stockholder approval of the Plan. The 1994 Initial Grant would consist of a total of up to 900,000 ten-year options to be issued to up to 8,400 employees of the Company and certain U.S. and Canadian subsidiaries (none of whom are directors, nominees or officers of the Company, or associates of such persons) as determined and selected by the Committee and the Administrative Committee. These option grants are designed to encourage extended employee commitment by vesting 50% after three years from the date of grant and the remaining 50% after five years from the date of grant. Participants can exercise their options using cash, already owned Company common stock or by arranging with a Company-designated broker a cashless exercise with the net gain after exercise paid to the participant. Upon retirement, death or disability of an optionee, his or her options become fully vested and the options continue to be exercisable for the lesser of one year or the remaining option term. Upon resignation or termination of an optionee, his or her options cease vesting but the vested portion of his or her grant remains exercisable for the lesser of three months or the remaining option term. The Committee may amend the 1994 Initial Grant in its discretion and may make additional grants of options or other awards under the Plan to these or other eligible employees in 1994 or in subsequent years, the terms and amount of which will be in the Committee's discretion subject to the limitations and provisions of the Plan.

REQUIRED VOTE FOR APPROVAL

     Approval of the Employee Ownership Plan will require the affirmative vote of stockholders holding a majority of the Company's shares present in person or by Proxy and entitled to vote at the Annual Meeting of Stockholders. Proxies solicited by the Board of Directors will be voted "FOR" this proposal unless stockholders specify to the contrary in their proxies or specifically abstain from voting on this matter. Abstention votes, unlike broker "non-votes," are counted in determining the total number of votes cast on this proposal and thus have the effect of a vote against the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE EMPLOYEE OWNERSHIP PLAN.

                             EXECUTIVE COMPENSATION

     The following table shows the annual compensation and the long-term compensation paid to or earned by the Company's Chief Executive Officer and the four (4) most highly compensated of its executive officers for the last three fiscal years or such shorter period of time in which the named individual served in the capacities indicated.

                           SUMMARY COMPENSATION TABLE

                             ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                             -------------------                ----------------------
                                                                    AWARDS      PAYOUTS
                                                                  ---------    ---------
                                                   OTHER          SECURITIES
      NAME AND                                     ANNUAL          UNDERLYING     LTIP      ALL OTHER
      PRINCIPAL            SALARY       BONUS     COMPENSA-         OPTIONS      PAYOUTS    COMPENSA-
      POSITION    YEAR       ($)         ($)      TION ($)          (#)(2)       ($)(3)     TION ($)(4)
- ----------------  ----   --------    --------    ---------        ----------     --------    ----------
A. G. Langbo....  1993   $720,000    $546,000    $  3,920 (1)     117,791(7)   $122,847     $ 10,154
(CEO)(5)          1992    570,000     680,000       4,800 (1)     196,950           -0-        9,889

G. E. Costley...  1993    445,000     250,250       1,960 (1)      24,000       100,385        9,388
(Executive Vice   1992    410,000     285,000       2,400 (1)     104,395           -0-        9,289
  President)      1991    350,000     288,000       2,150 (1)      81,962           -0-        8,701

C. W. Elliott...  1993    385,000     145,600         -0-          27,550           -0-        9,254
(Executive Vice   1992    370,000     170,000         -0-          62,000           -0-        9,022
  President)      1991    350,000     184,000         -0-          42,600           -0-        8,501

D. W. Thomason..  1993    315,000     182,000         -0-          24,574           -0-        9,421
(Executive Vice   1992    275,000     190,000         -0-          57,249           -0-        9,155
  President)      1991    235,000     173,000         -0-          30,140           -0-        8,368

T. A. Knowlton..  1993    330,000     172,900      96,179 (6)      16,000           -0-       11,380
(Executive Vice   1992    280,000     200,000     125,626 (6)      45,833           -0-        9,059
President)

(1) Represents dividend equivalents paid under the Company's Book Value Unit/Share Incentive Plan (the "Book Value Plan"), a long-term compensation plan that was discontinued in 1981.

(2) Includes new stock options and "reload options" granted under the Key Employee Long-Term Incentive Plan (the "1991 Incentive Plan"). New stock options were granted in 1992 and 1993 for 70,000 and 65,000 shares (including 10,000 shares granted in January 1994 in lieu of a portion of bonus for 1993) to Mr. Langbo; in 1991, 1992 and 1993 for 20,000, 24,000 and
    24,000 shares to Dr. Costley; 16,000, 13,000 and 13,500 shares to Mr. Elliott; and 16,000, 16,000 and 17,000 shares to Mr. Thomason, respectively; and, in 1992 and 1993 for 12,000 and 16,000 shares to Mr. Knowlton. All other options were "reload options". For a description of reload options, see footnote (4) to the "Option Grants in Last Fiscal Year" table below.

(3) These amounts were distributed to Messrs. Langbo and Costley upon discontinuance of their outstanding Units under the Book Value Plan. Absent the discontinuance of the Units by the Committee and the determination of the Committee to make early payment, Messrs. Langbo and Costley would not have been entitled under the Book Value Plan to receive the value of their Units until the termination of their employment with the Company.

(4) The amounts in this column represent Company matching contributions on behalf of each named individual to the Kellogg Company Salaried Savings and Investment Plan, a defined contribution plan intended to qualify under the Internal Revenue Code of 1986, as amended (the "Code").

(5) Mr. Langbo became Chief Executive Officer on January 1, 1992. (See "Nominees for Election to Board of Directors".)

(6) Mr. Knowlton became an executive officer on January 1, 1992. These amounts represent allowances paid to or on behalf of Mr. Knowlton primarily under the Company's Expatriate Compensation Program and include a housing allowance (net of Mr. Knowlton's contribution) of $49,140 in 1992 and $30,704 in 1993, a schooling allowance of $22,811 in 1993, and a company-paid automobile.

(7) Includes options for 10,000 shares which the Committee granted to Mr. Langbo in January 1994, in lieu of a portion of his cash bonus which was earned in 1993. See "Report of the Compensation Committee on Executive Compensation."

OPTION GRANTS

     The following table provides information regarding stock options granted to the persons named in the Summary Compensation Table during 1993.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------------------------------------------
                                                   % OF TOTAL
                                   NUMBER OF         OPTIONS
                                   SECURITIES      GRANTED TO
                                   UNDERLYING       EMPLOYEES     EXERCISE
                                    OPTIONS         IN FISCAL       PRICE      EXPIRATION        GRANT DATE
             NAME                GRANTED(#)(1)       YEAR(%)      ($/SHARE)       DATE       PRESENT VALUE($)(3)
             ----               --------------    -----------    ---------    ----------    -------------------
Langbo........................     New Options
                                        55,000         6.56        62.3125       1/28/03          $ 585,200
                                        10,000 (2)     1.19        56.6250       1/20/04            103,200
                                 Reload Options(4)
                                        52,791         6.30        63.3125       1/23/02            295,102

Costley.......................     New Options
                                        24,000         2.86        62.3125       1/28/03            255,360

Elliott.......................     New Options
                                        13,500         1.61        62.3125       1/28/03            143,640
                                 Reload Options(4)
                                         1,724         0.21        62.6875       1/24/01              9,534
                                        12,326         1.47        62.6875       1/23/02             68,163

Thomason......................     New Options
                                        17,000         2.03        62.3125       1/28/03            180,880
                                 Reload Options(4)
                                         7,574         0.90        63.6875       1/23/02             42,566

Knowlton......................     New Options
                                        16,000         1.91        62.3125       1/28/03            170,240

- -------------------------
(1) Stock options granted under the 1991 Incentive Plan. The options are exercisable on the date granted, have an exercise price equal to the fair market value of the common stock on the date of grant, generally expire ten years and one day after grant and include (a) the right to pay the exercise price in cash or with shares of stock previously acquired by the optionee;
     (b) the right to have shares of stock withheld by the Company to pay tax withholding obligations due in connection with the exercise; and (c) the right to receive a "Reload Option" as described in footnote (4) below.

(2) Represents 10,000 options which the Committee granted in January 1994 to Mr. Langbo in lieu of a portion of his cash bonus for 1993. See "Report of the Compensation Committee on Executive Compensation."

(3) Grant date present value is determined using the Black-Scholes Model. The Black-Scholes Model is a mathematical formula widely used to value exchange traded options. However, stock options granted by the Company to its executives differ from exchange traded options in several key respects: options granted by the Company to its executives are long-term and non-transferable, while exchange traded options are short-term and can be exercised or sold immediately in a liquid market. In this presentation, the Black-Scholes Model has been adapted, pursuant to the advice of a national outside compensation consultant, to estimate the present value of the options set forth in the table, taking into consideration a number of factors. Except with respect to the 10,000 additional option shares issued to Mr. Langbo referred to in footnote (2) above, the calculations assume a dividend yield of 2.05%, volatility of approximately 21%, and a risk-free rate of return of 4.86% for new options and 3.40% for reload options based on the U.S. Treasury bill rate for three and one year maturities, respectively, on the grant date. The calculations with respect to Mr. Langbo's additional 10,000 option shares assume a dividend yield of 2.25%, volatility of approximately 24%, and a risk-free rate of return of 4.70% based on the U.S. Treasury bill rate for three year maturities on the date of grant. In view of the Company's experience and the inherent motivation to exercise options early in their terms because of the reload option feature, new options were assumed to be outstanding for three years at the time of exercise and reload options for one year for purposes of the model. Depending upon fluctuations in the market price of the common stock, optionees may decide to exercise their options either earlier or later than these assumed periods resulting in Black-Scholes values which would be lower or higher than those shown in the table. No downward adjustments were made to the resulting grant date option value to account for potential forfeiture or the non-transferable nature of these options.

(4) A reload option (a) is an option to purchase a number of shares of the Company's common stock equal to the number of shares the employee returns to the Company as payment for additional shares received upon the exercise of a previously granted option (the aggregate of shares and options owned by the employee is not increased); (b) has an exercise price equal to the market value of the Company's common stock at the date the "reload option" is granted (the employee receives no gain upon issuance of the "reload option"); (c) has a term limited to the remaining term of the option that was exercised; and (d) may not be granted within six months of a previous "reload option" grant. The Company believes that the "reload option" feature of the 1991 Incentive Plan has increased key employee ownership of the Company's common stock thereby further aligning the interests of the Company's key employees and stockholders.

OPTION EXERCISES AND VALUES

     The following table provides information regarding the pre-tax value realized from the exercise of stock options during 1993 and the value of unexercised in-the-money options held by the named individuals at December 31, 1993.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                             NUMBER OF SECURITIES             VALUE OF UNEXERCISED,
                           SHARES                           UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                           ACQUIRED                            OPTIONS AT FY-END                  AT FY-END($)
                             ON            VALUE         -----------------------------    -----------------------------
        NAME               EXERCISE(#)(1) REALIZED($)(2) EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
       ------              -------------- -------------- -----------     -------------    -----------     -------------
A. G. Langbo.........      56,233         $217,902         174,835(3)         -0-             -0-               -0-

C. W. Elliott........      14,850           48,262          55,550            -0-             -0-               -0-

G. E. Costley........         -0-              -0-          74,232            -0-             -0-               -0-

D. W. Thomason.......       8,116           34,493          48,106            -0-             -0-               -0-

T. A. Knowlton.......         -0-              -0-          37,866            -0-             -0-               -0-

(1) The Company does not grant stock appreciation rights. Share amounts reflected as acquired are gross amounts, not reduced for any taxes payable upon exercise and not reduced for any shares tendered by the individual as payment on exercise.

(2) Value realized equals fair market value on the date of exercise, less the exercise price, times the number of shares acquired without deducting taxes paid by employee.

(3) Does not include 10,000 options which the Committee granted in January 1994 to Mr. Langbo in lieu of a portion of his cash bonus for 1993. See "Report of the Compensation Committee on Executive Compensation."

                       REPORT OF THE COMPENSATION COMMITTEE ON
                               EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed entirely of non-employee, independent directors and is responsible for the establishment and oversight of executive compensation policies. The Company's executive compensation program is significantly linked to stockholder return and the emphasis is on pay for performance with individual, business unit, and corporate performance on a short-and long-term basis as the major considerations.

COMPENSATION PRINCIPLES

     The Committee's review of executive compensation incorporates the following basic compensation principles:

     - Compensation should encourage behavior that exemplifies the Company's shared values which the Company believes are essential in building long-term growth in volume and profit, enhancing its worldwide leadership position and providing increased value for stockholders. These shared values are profit and growth, people, consumer satisfaction and quality, integrity and ethics, and social responsibility.

     - Compensation at all levels should be competitive with comparable organizations and should reward performance and contribution to the Company's strategic objectives.

     - As employees assume greater responsibilities, a larger proportion of their total compensation will be "at-risk" incentive compensation (both short-and long-term), subject to individual and corporate performance measures.

     - Continuous improvement is expected in the defined targets and measures used to determine compensation.

     - Stock options are an effective method of aligning the interests of employees and stockholders and encouraging employees to think and act like owners.

     It is the Committee's belief that a compensation program designed with these five basic principles in mind should work to ensure present and future leadership performance which will result in optimal returns to the Company's stockholders over time. The executive compensation program is composed of three key elements: base salary, annual bonus awards, and long-term equity-based incentives. Each of these components is described below.

SALARIES

     Salaries are determined by a process which includes evaluating the level of responsibility for each position, utilizing competitive surveys to determine appropriate salary ranges and evaluating individual performance to determine appropriate salary increases. The Company utilizes a job evaluation process to develop the relative value of each position, expressed in evaluation points. Salary ranges are targeted at the 75th percentile of a compensation survey covering over 700 companies (the "Compensation Survey") prepared by a national outside compensation consultant. The companies included within the Compensation Survey operated in numerous industries and included over 90 percent of the 16 companies which currently comprise the S&P Food Index, the performance of which is reflected on the "Stock Performance Graph" at page 20. Another compensation survey was also used for 1993 to ensure that the total remuneration package was competitive. This second survey did not result in a change to the Company's compensation planning methodology for 1993 and in fact confirmed that such methodology, as described in this Report, would result in competitive compensation packages at not less than the median of such survey. This survey of salary, bonus, long-term incentives, benefits and perquisites consisted of 65 major companies in numerous industries, including nearly 70% of the companies comprising the S&P Food Index, and was conducted by a national outside compensation consultant. For the purpose of determining cash compensation, the Committee believes that the companies included in both surveys provide an appropriate base of comparable organizations among which the Company competes for executive talent.

     Salary increases are calculated based on individual performance and position in the salary range. Individual performance is determined through a performance management process which involves the individual and his or her supervisor mutually establishing key results which relate to near-and long-term business objectives and periodically reviewing progress in achieving such results. The performance ratings recommended by management are submitted to the Committee for review.

BONUS

     Target bonuses, which are a percentage of the midpoint of the applicable salary range, are determined using as an objective the 75th percentile of the Industrial Bonus Companies in the Compensation Survey. Recommended bonus awards are then determined by adjusting the target bonus awards based on individual performance factors. The result is then adjusted further based on the Company's earnings per share (as adjusted for certain extraordinary or non-recurring items) as compared to the target earnings per share. This adjustment of the recommended bonus may result in a bonus payment ranging from 0% to 150% of the recommended bonus.

LONG-TERM INCENTIVES

     The long-term incentive program utilized by the Company is the grant of options to purchase shares of the Company's common stock under the 1991 Incentive Plan. Compensation pursuant to stock options is tied directly and exclusively to stock price performance so that each stockholder must benefit before the optionee receives any benefit from the option. The 1991 Incentive Plan is designed to attract, retain and reward key employees of the Company and strengthen the mutuality of interest between the key employee and the stockholders of the Company. Stock option targets are established by determining the 50th percentile value of all long-term incentives provided at various levels of responsibility based on a competitive survey of over 30 major public companies in various industries conducted by a national outside compensation consultant. While these companies do not comprise the S&P Food Index, for the purpose of determining long-term incentives, the Committee believes that these companies are an appropriate survey base of comparable companies providing long-term incentives among which the Company competes for executive talent. Individual performance, as determined by the performance management process, is used to modify the target award. While the Committee does not consider an individual's total current option or common stock holdings in determining such individual's award, it does review the option grants made to the individual, if any, in the prior year. The Committee reviews prior year option grants as a benchmark to ensure that awards to employees in similar positions and with similar performance ratings are consistent or logical and that differences in an employee's position from year to year are adequately reflected in the award. No adjustments were deemed necessary in grants for 1993 based on such review.

     In 1993, the Committee determined to discontinue the outstanding Units under the Company's previously terminated Book Value Plan. Both Messrs. Langbo and Costley held Units under such plan in 1993. See footnote (3) to the "Summary Compensation Table" on page 14. The Committee determined to distribute the value of the Units early to avoid continuing the administration of a plan under which no awards had been granted since 1981. The Committee did not believe that the plan was as effective as the Company's other long-and short-term compensation plans in tying executive compensation to Company performance.

PERQUISITES

     The Company does not generally grant significant perquisites to its employees or officers.

CHIEF EXECUTIVE OFFICER ("CEO") COMPENSATION

     For 1993, the salary, bonus, and long-term incentive awards of the CEO were determined by the Committee substantially in conformance with the policies described above for all other executives of the Company. The Committee evaluates the CEO's contribution to the Company's achievement of its long-term financial and non-financial objectives on an ongoing basis. In addition, the Committee evaluates performance of the CEO at least annually based upon a variety of factors including the Company's earnings per share, return on equity, return on assets, growth in sales and earnings, market share and total return to stockholders (including both the market value of the Company's stock and dividends thereon) and the extent to which strategic and business plan goals are met. The Committee does not assign relative weights or rankings to each of such factors but instead makes a subjective determination based upon a consideration of all such factors. In setting the CEO's 1993 compensation, the Committee noted the maintenance of positive sales growth and satisfactory levels of return on equity, return on assets, total return to stockholders and global market share in the face of intense global competition, unfavorable currency translations, inventory reductions by wholesale and retail customers, and sluggish world economies. The Committee also noted that 1993 represented the 49th consecutive year of increased sales and the 41st time in 42 years that the earnings of the Company, excluding one-time events, had increased.

     In determining Mr. Langbo's compensation package for 1993, the Committee specifically reviewed, in addition to the financial factors described in the preceding paragraph, the Company's significant progress toward geographic expansion of markets served including the recent commencement of operations in Latvia and planned operations in India and China; the introduction of new products in 1993; the implementation of a Company strategy to explore the divestiture of certain non-core businesses at a maximum return to the Company; the reorganization of the convenience foods division to enhance opportunities for further growth in that product category; the adoption of strategies to reengineer, strengthen and make more cost effective the Company's global management and organizational structure; and the successful creation of value for stockholders through the cost efficient use of invested capital.

     With respect to Mr. Langbo's bonus for 1993, the Committee also specifically considered the fact that the increase in the Company's earnings per share was less than target, resulting in a bonus for Mr. Langbo (and all other executives of the Company) which was less than 100% of the targeted bonus. The Committee further determined to grant Mr. Langbo additional options under the 1991 Incentive Plan in lieu of a portion of his cash bonus for 1993. Increasing Mr. Langbo's stock-based compensation and reducing his cash compensation further links his total pay package to stockholder value and Company performance. In making this determination, the Committee considered that such action would result in savings in compensation expense for the Company and the fact that the cash proceeds and tax benefits generated by exercise of such options would minimize any possible dilution to stockholders' interests.

     In summary, based on the performance of the Company during a difficult period and the Committee's determination of the CEO's contribution to this performance and to the positioning of the Company for future long-term growth, the Committee has determined that the compensation paid to the CEO, as described in the Summary Compensation Table accompanying this Report, serves the best interests of the Company's stockholders.

     The Committee has reviewed the Company's compensation plans with regard to the deduction limitation contained in Section 162(m) of the Internal Revenue Code, enacted as part of the Omnibus Budget Reconciliation Act of 1993 (the "Act"). The Committee believes that option grants under the 1991 Incentive Plan meet the requirements for deductible compensation. The Committee has decided for the present not to alter the Company's other compensation plans to meet the deductibility requirements of the proposed regulations promulgated under the Act. The Committee will continue to review the issue and its determination as the regulations under 162(m) are finalized and monitor whether the Company's compensation plans should be amended in the future to meet the deductibility requirements.

COMPENSATION COMMITTEE:
Russell G. Mawby (Chairman)
Gordon Gund
J. Richard Munro
Donald Rumsfeld
Dolores D. Wharton

February 24, 1994

STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative, five-year total stockholder return, including dividends, with the Standard and Poor's 500 Stock Index (the "S&P 500 Index") and the Standard and Poor's Food Group Index (the "S&P Food Index"). The graph assumes that $100 was invested on December 31, 1988 in each of Kellogg common stock, the S&P 500 Index and the S&P Food Index, and that all dividends were reinvested. The following graph is not, nor is it intended to be, indicative of future performance of the Company's common stock.

      Measurement Period
    (Fiscal Year Covered)        S&P 500        S&P FOOD         KELLOGG
1988                              100.00          100.00          100.00
1989                              132.00          136.00          108.00
1990                              128.00          147.00          125.00
1991                              166.00          214.00          219.00
1992                              179.00          214.00          229.00
1993                              197.00          196.00          198.00

                     SELECTED BENEFIT PLANS AND AGREEMENTS

KELLOGG COMPANY SALARIED PENSION PLAN

     Retirement benefits under the Kellogg Company Salaried Pension Plan (the "Pension Plan"), a defined benefit plan qualified under Section 401(a) of the Code, are payable to salaried employees who have vested (generally requiring the completion of five years of service) upon retirement at age 65 or in reduced amounts upon earlier retirement prior to age 65 in accordance with the Pension Plan. A retiree's benefit amounts are based upon his or her credited years of service and average annual compensation (salary and bonus) for the three consecutive years during the last ten years of employment producing the greatest average. Such retirement benefits are reduced by a portion of the retiree's Social Security-covered compensation and, for retirees who were participants of a previous profit-sharing plan, by certain amounts accrued pursuant to that plan.

     Estimated annual benefits payable upon retirement to persons of the specified compensation and years of credited service classifications, as reduced by Social Security benefits (assuming their present levels), are as shown in the following table. Such amounts assume payments in the form of a straight life annuity.

                               PENSION PLAN TABLE

                ESTIMATED ANNUAL BENEFITS PAYABLE ON RETIREMENT

       AVERAGE
       ANNUAL
    COMPENSATION                              AVERAGE YEARS OF SERVICE
    (AS DEFINED)           10          15          20          25          30          35          40           45
- ---------------------   --------    --------    --------    --------    --------    --------    --------    ----------
$  100,000 ..........   $ 14,284    $ 21,427    $ 28,569    $ 35,711    $ 42,853    $ 49,996    $ 57,496    $   64,996
$  300,000 ..........   $ 44,284    $ 66,427    $ 88,569    $110,711    $132,853    $154,996    $177,496    $  199,996
$  500,000 ..........   $ 74,284    $111,427    $148,569    $185,711    $222,853    $259,996    $297,496    $  334,996
$  750,000 ..........   $111,784    $167,677    $223,569    $279,461    $335,353    $391,246    $447,496    $  503,746
$1,000,000 ..........   $149,284    $223,927    $298,569    $373,211    $447,853    $522,496    $597,496    $  672,496
$1,300,000 ..........   $194,284    $291,427    $388,569    $485,711    $582,853    $679,996    $777,496    $  874,996
$1,600,000 ..........   $239,284    $358,927    $478,569    $598,211    $717,853    $837,496    $957,496    $1,077,496

     Payment of the indicated benefits from the Pension Plan is subject to provisions as may be necessary to continue its qualified status under the Code and, more particularly, subject to certain limits imposed by Section 415 of the Code upon the annual benefit payable to a retiree from a pension plan qualified under the Code. Where benefits otherwise payable under the Pension Plan, as shown in the above table, are reduced to comply with Section 415 of the Code, an amount equal to such reduction will be payable under the Kellogg Company Excess Benefit Retirement Plan (the "Excess Plan").

     The Code prohibits compensation in excess of $200,000, adjusted for the cost of living ($235,840 for 1993), from being taken into account in determining benefits payable under a pension plan that is qualified under the Code. As a result, the Company adopted the Kellogg Company Supplemental Retirement Plan (the "Supplemental Plan") for those employees who are adversely affected by the Code. The Supplemental Plan provides for payment of benefits to all participants in the Pension Plan equal to the benefits that would have been payable under the Pension Plan but for the limitation on compensation imposed by the Code.

     At December 31, 1993, credited years of service under the Pension Plan for the executive officers named in the Summary Compensation Table were: Mr. Langbo, 37 years; Mr. Elliott, 7 years; Dr. Costley, 24 years; Mr. Knowlton, 14 years; and Mr. Thomason, 28 years. The compensation covered by the Pension Plan is equal to the amounts shown in the Summary Compensation Table as Salary and Bonus, not the amount of all annual compensation shown. Covered compensation for Mr. Knowlton was $502,900, more than 10% less than his total annual compensation.

     The Company has adopted an International Retirement Plan ("IRP") intended to provide supplemental death, disability and retirement benefits to certain Company employees who, at the Company's request, serve with one or more of the Company's international subsidiaries and, consequently, would not otherwise accrue the same level of benefits which would have accrued to such individuals had their tenure of employment with the Company been continuous in the United States. Participants of the IRP shall be those designated by the Company or any participating subsidiary if approved within the discretion of a Committee appointed by the Company's Chairman of the Board. Covered compensation and the calculation of average annual compensation under the IRP is generally the same as under the Pension Plan. Mr. Langbo was selected as a participant in the IRP in 1985 by reason of his then 22 years of previous service in the Company's international operations and, at December 31, 1993, had 37 years of credited service under the Plan. Estimated annual benefits payable upon retirement of Mr. Langbo, assuming the specified compensation and years of credited service, without the offsets described in the paragraph below, are as shown in the following table. Such amounts assume payments in the form of a straight life annuity.

                               PENSION PLAN TABLE
                         INTERNATIONAL RETIREMENT PLAN

                ESTIMATED ANNUAL BENEFITS PAYABLE ON RETIREMENT

       AVERAGE
       ANNUAL
    COMPENSATION                           AVERAGE YEARS OF SERVICE
    (AS DEFINED)          10         15         20         25         30          35           40           45
- ---------------------  --------   --------   --------   --------   --------   ----------   ----------   ----------
$ 100,000............  $ 19,800   $ 28,800   $ 37,800   $ 46,800   $ 55,800   $   64,800   $   73,800   $   82,800
$ 300,000............  $ 59,400   $ 86,400   $113,400   $140,400   $167,400   $  194,400   $  221,400   $  248,400
$ 500,000............  $ 99,000   $144,000   $189,000   $234,000   $279,000   $  324,000   $  369,000   $  414,000
$ 750,000............  $148,500   $216,000   $283,500   $351,000   $418,500   $  486,000   $  553,500   $  621,000
$1,000,000...........  $198,000   $288,000   $378,000   $468,000   $558,000   $  648,000   $  738,000   $  828,000
$1,300,000...........  $257,400   $374,400   $491,400   $608,400   $725,400   $  842,400   $  959,400   $1,076,400
$1,600,000...........  $316,800   $460,800   $604,800   $748,800   $892,800   $1,036,800   $1,180,800   $1,324,800

Annual benefits payable under the IRP are offset by the value of all other Company or subsidiary pension programs, government-sponsored benefits, e.g., Social Security or state mandated termination benefits, and Company or subsidiary contributions to savings or thrift programs.

STOCK OPTION LOANS AND EXECUTIVE OFFICER INDEBTEDNESS

     Effective December 7, 1990, the Company terminated the loan program that had existed for the purpose of financing the exercise of options and the payment of any resultant taxes. As of December 31, 1993, the following directors and executive officers, each of whom was indebted to the Company during 1993 in an aggregate amount of at least $60,000, had outstanding loans, bearing interest at 7.11% per year, from the Company in the respectively indicated principal amounts to purchase shares of common stock pursuant to the exercise of options and, in certain instances, to pay taxes incurred upon exercise of options: A. G. Langbo, $417,086; W. A. Camstra, $254,876; G. E. Costley, $278,978; C. W. Elliott,
$175,905; C. E. French, $79,820; T. A. Knowlton, $102,428; D. W. Thomason,
$46,012; D. R. Schaller, $98,608; J. M. Stewart, $150,277. The largest aggregate amount of such stock option indebtedness for each such person during 1993 was, respectively: $524,370; $319,818; $336,039; $198,232; $93,108; $122,556;
$61,124; $119,195; and $177,203.

MANAGEMENT EMPLOYMENT AGREEMENTS

     Effective January 30, 1987, the Company and Charles W. Elliott entered into several agreements pertaining to Mr. Elliott's employment by the Company. The agreements provide that Mr. Elliott will serve as the Company's Executive Vice President-Administration until the earlier of (i) his reaching age 65, (ii) permanent disability, (iii) death, or (iv) retirement or earlier termination of Mr. Elliott's employment with the Company. In the course of performing certain designated responsibilities, Mr. Elliott reports to the Company's Chief Executive Officer, who may assign other duties from time to time, and who may adjust Mr. Elliott's annual base salary consistent with practices and procedures of the Company generally applicable to the review of executive officers of the Company. One of the agreements also provides that, if the agreement is terminated without cause by the Company or by Mr. Elliott with cause, the Company is obligated to pay to Mr. Elliott a lump sum amount equal to his annual base salary at the date of termination plus the highest annual bonus paid in any one of the last three full years preceding his termination times the number of years (including portions of a year) remaining until January 1997, when Mr. Elliott becomes 65 years of age. In the event the agreement is terminated by the Company with cause or by Mr. Elliott without cause, any and all further salary, compensation and other benefits (with the exception of certain pension benefits discussed in the immediately following sentence and, in the case of death or disability, benefits under the Company's death and disability plans and policies) cease to be payable or otherwise provided. The Company has agreed to pay to Mr. Elliott, or his surviving spouse, if any, an annual supplemental retirement benefit equal to the lesser of $100,000 or the product of $10,000 times the number of Mr. Elliott's years of service with the Company, reduced, however, in either case by retirement benefits, if any, payable to Mr. Elliott, or his surviving spouse, under Company plans. The agreements contain no provision with respect to any change in control of the Company.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who beneficially own more than ten percent (10%) of any class of the Company's equity securities ("Reporting Persons") to file certain reports concerning their beneficial ownership of the Company's equity securities. The Company believes that during 1993 all Reporting Persons complied with their Section 16(a) filing obligations except that Mrs. Wharton, a director of the Company, filed one report with respect to one transaction one month late; the W.K. Kellogg Foundation, possible beneficial owner of greater than ten percent (10%) of the Company's common stock, filed one report with respect to thirteen transactions one day late and filed one report with respect to one transaction one month late; and Gordon Gund, a director of the Company, filed one report with respect to four transactions one month late.

                           SUBMISSION OF STOCKHOLDER
                     PROPOSALS FOR THE 1995 ANNUAL MEETING

     Stockholder proposals submitted for presentation at the 1995 Annual Meeting of Stockholders of Kellogg Company must be received by Kellogg Company no later than November 22, 1994.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse is the independent auditor for the Company. A representative of Price Waterhouse is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so. The Price Waterhouse representative is also expected to be available to respond to appropriate questions at the meeting.

                                 OTHER BUSINESS

     It is not intended that any business other than that set forth in the Notice of Annual Meeting and more specifically described in this Proxy Statement will be brought before the meeting. However, if any other business should properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote in accordance with their best judgment on such business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted in the Proxy.

                      By Order of the Board of Directors,

                                Richard M. Clark
                             Senior Vice President
                         General Counsel and Secretary

March 22, 1994

UPON WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS SOLICITED HEREIN, THE COMPANY WILL, AFTER MARCH 31, 1994, PROVIDE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1993 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT WITHOUT EXHIBITS. ALL SUCH REQUESTS MAY BE DIRECTED TO THE CONSUMER AFFAIRS OFFICE, KELLOGG COMPANY, ONE KELLOGG SQUARE, P.O. BOX CAMB, BATTLE CREEK, MICHIGAN 49016-1986.

                                                                      APPENDIX A

                                KELLOGG COMPANY
                   1993 KELLOGG EMPLOYEE STOCK OWNERSHIP PLAN

                                   ARTICLE I
                                    Purpose

     The purpose of this 1993 Kellogg Employee Stock Ownership Plan (the "Plan") is to enable Kellogg Company (the "Company") to offer employees of the Company and Designated Subsidiaries (defined below) who are not eligible to participate in the Company's Key Employee Long Term Incentive Plan stock options to purchase shares of Company Common Stock (defined below) or other incentive awards, thereby attracting, retaining and rewarding such employees, and strengthening the mutuality of interests between employees and the Company's stockholders. The Plan is intended as a means by which such employees can enlarge their proprietary interest in the Company, thereby encouraging the judgment, initiative and efforts of such employees for the successful conduct of the Company's business.

                                   ARTICLE II
                                  Definitions

     For purposes of this Plan, the following terms shall have the following meanings:

     2.1 "Administrative Committee" shall mean the Administrative Committee of the Company consisting of two or more officers or executives (who may be non-officers) of the Company appointed by the Chief Executive Officer of the Company, none of whom shall be eligible to receive any Award pursuant to this Plan.

     2.2 "Award" shall mean any award under this Plan of any Stock Option or Other Incentive Award.

     2.3 "Board" shall mean the Board of Directors of the Company.

     2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations and rules thereunder.

     2.5 "Committee" shall mean the Compensation Committee of the Board of Directors of the Company consisting of two or more directors of the Company, none of whom shall be eligible to receive any Award pursuant to this Plan.

     2.6 "Common Stock" or "Stock" means the Common Stock, $0.25 par value per share, of the Company.

     2.7 "Designated Subsidiary" shall mean one of such subsidiaries of the Company, fifty percent (50%) or more of the voting capital stock of which is owned, directly or indirectly, by the Company, which is specifically designated from time to time by the Committee or the Board.

     2.8 "Disability" shall mean Total Disability as defined in the Company's Long Term Disability Plan.

     2.9 "Fair Market Value" for purposes of this Plan shall mean, as of any date, the mean between the high and low sales prices of a share of Common Stock as reported (a) on the Composite Tape for securities listed on the New York Stock Exchange, or (b) if the Common Stock is not listed or admitted for trading on the New York Stock Exchange, on the principal national securities exchange on which the Common stock is listed or admitted for trading, or (c) if the Common Stock is not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or (d) if the Common Stock is not quoted on such National Market System, by NASDAQ in the over-the-counter market; and, in each case, if no sales of Common Stock were made on such exchange or reported on such system or in such market on such date, then on the next preceding date on which sales were made on such exchange or reported on such system or in such market.

     2.10 "Non-Qualified Stock Option" shall mean any Stock Option which does not comply with the requirements of Section 422 of the Code, or any successor provision.

     2.11 "Other Incentive Award" shall mean an Award under Article 7 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock or an Award based on Company and/or subsidiary performance including, without limitation, bonus stock, performance shares, performance units or stock appreciation rights.

     2.12 "Participant" shall mean an employee to whom an Award has been made pursuant to this Plan.

     2.13 "Retirement" shall mean termination of employment by an employee who is at least 55 years of age after at least 5 years of employment by the Company and/or a Designated Subsidiary.

     2.14 "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock granted pursuant to Article 6.

     2.15 "Termination of employment" shall mean a termination of service for reasons other than a military or personal leave of absence granted by the Company.

     2.16 "Withholding Election" shall have the meaning set forth in Section
10.4.

                                  ARTICLE III
                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered and interpreted by the Committee and/or the Administrative Committee, as provided for by the following sentence. The Committee may delegate some or all of its powers and authority hereunder to the Administrative Committee, as the Committee may from time to time deem appropriate, consistent with the requirements of the Delaware General Corporation Law. With respect to matters so delegated hereunder to the Administrative Committee, the term "Committee" as used herein shall be deemed to mean the Administrative Committee.

     3.2 Awards. The Committee shall have full authority to grant, pursuant to the terms of this Plan, to employees eligible under Article 5: (i) Stock Options, and (ii) Other Incentive Awards. In particular, the Committee shall have the authority:

          (a) to select the eligible employees of the Company to whom Stock Options and Other Incentive Awards may from time to time be granted hereunder;

          (b) to determine whether and to what extent Stock Options and Other Incentive Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

          (c) to determine the number of shares of Common Stock, if any, to be covered by each such Award granted hereunder;

          (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Stock Option or Other Incentive Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion);

          (e) to determine whether, to what extent and under what circumstances grants of Options and Other Incentive Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other cash awards made by the Company outside of this Plan;

          (f) to determine whether and under what circumstances an Award may be settled in cash or Common Stock under Subsection 6.3(j);

          (g) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

          (h) to authorize foreign Designated Subsidiaries to adopt plans as provided in Section 5.2 hereof; and

          (i) to determine the terms and conditions of Awards for, and to make such adjustments or modifications to Awards to, Participants working outside the United States as are necessary and advisable to fulfill the purposes of this Plan.

     3.3 Guidelines. The Committee shall have the authority (a) to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan ("Guidelines") as it shall, from time to time, deem advisable; (b) to interpret the terms and provisions of this Plan, the Guidelines and any Award issued under this Plan (and any agreements relating thereto); and (c) to otherwise supervise the administration of this Plan. The Guidelines may specify such additional terms and conditions applicable to Awards under this Plan which the Committee in its discretion determines to be appropriate and not inconsistent with the terms of this Plan, including such terms and conditions as it may deem necessary or desirable to make available tax or other benefits of the laws of any foreign jurisdiction to Participants who are subject to such laws or to the Company or any of its Designated Subsidiaries. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award granted in the manner and to the extent it shall deem necessary to carry this Plan into effect. Notwithstanding the foregoing, except as permitted by Section 8.1 and the Plan provisions referred to therein, no action of the Committee under this Section 3.3 shall impair the rights of any Participant with respect to any outstanding Award without the Participant's consent.

     3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company and all employees and their respective heirs, executors, administrators, successors and assigns. Determinations by the Committee under this Plan, including without limitation determinations of employee eligibility, the form, amount and timing of Awards, the terms and provisions of Awards, and the agreements evidencing Awards, need not be uniform and may be made selectively among eligible employees who receive or are eligible to receive Awards hereunder, whether or not such eligible employees are similarly situated.

                                   ARTICLE IV
                                SHARE LIMITATION

     4.1 Shares. The maximum aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed six million (6,000,000) shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company or both. If any Option or Other Incentive Award granted under this Plan shall expire, terminate, be forfeited or be canceled for any reason without having been exercised in full, the number of unpurchased shares thereunder shall again be available for the purposes of the Plan; provided, however, that if such expired, terminated, forfeited or canceled Option or Other Incentive Award shall have been issued in conjunction with another Award, none of such unpurchased shares thereunder shall again become available for purposes of this Plan to the extent that the related Award granted under this Plan is exercised. If an Option is exercised using Common Stock already owned by the Participant who is exercising the Option, the number of shares that shall be treated as issued under the Plan shall be (i) the number of shares issued minus (ii) the number of shares exchanged in satisfaction of the Option Price, and the number of shares so exchanged shall be added to the total number of shares of Common Stock available under the Plan. Further, if any shares of Common Stock granted hereunder are forfeited or such Award otherwise terminates without the delivery of such shares upon the lapse of restrictions, the shares subject to such grant, to the extent of such forfeiture or termination, shall again be available under this Plan.

     4.2 Changes. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a dividend or its equivalent which is credited to a Plan Participant or a regular cash dividend), stock split, issuance of warrants, rights or convertible securities or other material change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the maximum aggregate number of shares which may be issued under this Plan, in the number and option price of shares subject to outstanding Options granted under this Plan, and in the number of shares subject to other outstanding Awards granted under this Plan, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number.

     4.3 Grant Date. The date of grant of an Award under this Plan shall be the date on which the Committee grants the Award or such later date as is specified in advance by the Committee.

                                   ARTICLE V
                                  ELIGIBILITY

     5.1 Eligible Employees. Employees of the Company and its Designated Subsidiaries, who (a) are neither an officer nor a director of the Company, and
(b) are not eligible to participate in the Company's Key Employee Long Term Incentive Plan or any subsequent or successor plan intended to provide similar benefits, are eligible to be granted Options and other Awards under this Plan. Eligibility under this Plan shall be determined by the Committee in its sole discretion.

     5.2 Foreign Equity Incentive Plans. The Committee may from time to time authorize any foreign Designated Subsidiary to adopt a plan for granting Awards (a "Foreign Equity Incentive Plan"). All awards granted under such Foreign Equity Incentive Plans shall be treated as Awards under this Plan and must have the prior approval of the Committee. Such Foreign Equity Incentive Plans shall have such terms and provisions as the Committee permits not inconsistent with the provisions of this Plan and which may be more restrictive than those contained herein. Awards granted under such Foreign Equity Incentive Plans shall be governed by the terms of this Plan except to the extent that the provisions of the Foreign Equity Incentive Plans are more restrictive than the terms of this Plan, in which case such terms of the Foreign Equity Incentive Plans shall control. This Plan shall be deemed to include any such authorized Foreign Equity Incentive Plans, which together with this Plan shall constitute one Plan.

                                   ARTICLE VI
                                 STOCK OPTIONS

     6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Stock Option granted under this Plan shall be a Non-Qualified Stock Option.

     6.2 Grants. The Committee shall have the authority to grant to any Participant one or more Non-Qualified Stock Options.

     6.3 Terms of Options. Stock Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

          (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee on or before the date of grant but shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant.

          (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years and one day after the date the Option is granted.

          (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion. The Committee may limit the number of times that Participants may exercise their Options in any calendar year or other relevant period.

          (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. At or after grant, the Committee, in its sole discretion, may permit payment in full or in part of the option price in the form of Common Stock duly owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Stock on the date of exercise as determined by the Committee. No shares of Stock shall be issued under any Stock Option until payment therefor, as provided herein, has been made. A Participant shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option only when the Participant has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 10.1 hereof. A Participant may exercise a Stock Option with respect to such minimum number of shares or such minimum percentage of each Stock Option Award as may be determined from time to time by the Committee, but a Participant must exercise the Stock Option in full shares of Common Stock and no fractional shares shall be issued as a result of exercising an Option.

          (e) Non-Transferability of Options. Except as provided in Section 10.5 hereof, no Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant.

          (f) Termination by Death. If a Participant's employment by the Company or a Designated Subsidiary terminates by reason of death, any Stock Option held by such Participant may terminate, become fully vested or continue to vest as determined by the Committee in the Option Agreement and may thereafter (if not terminated) be exercised by the legal representative of the estate for a period following the date of such death to the extent so specified.

          (g) Termination by Reason of Disability. If a Participant's employment by the Company or a Designated Subsidiary terminates by reason of Disability, any Stock Option held by such Participant may terminate, become fully vested or continue to vest as determined by the Committee in the Option Agreement and may thereafter (if not terminated) be exercised by the Participant for a period following the date of such termination of employment to the extent so specified; provided, however, that, if the Participant dies within the exercise period described in the preceding sentence, any unexercised Stock Option held by such Participant may thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period determined at grant by the Committee.

          (h) Termination by Reason of Retirement. If a Participant's employment by the Company or a Designated Subsidiary terminates by reason of Retirement, any Stock Option held by such Participant may terminate, become fully vested or continue to vest as determined by the Committee in the Option Agreement and may thereafter (if not terminated) be exercised by the Participant for a period following the date of such termination of employment to the extent so specified; provided, however, that, if the Participant dies within the exercise period described in the preceding sentence, any unexercised Stock Option held by such Participant may thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period determined at grant by the Committee.

          (i) Other Termination. Subject to the applicable provisions of the Award agreement and this Article 6, if a Participant's employment by the Company terminates for any reason other than death, Disability or Retirement, any Stock Options held by such participant shall thereupon terminate, vest, continue to vest, or remain exercisable for a fixed period in accordance with the terms and conditions established by the Committee in the Option Agreement or as the Committee may determine thereafter.

          (j) Buy Out of Options. The Committee shall have the right, at any time, in its sole discretion and without the consent of the Award holder, to buy out any Option previously granted based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In no event shall the Company be required to deliver a fractional share of Common Stock in satisfaction of this buyout provision. Payments of any such buyout amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes.

          (k) Agreement. Each Stock Option Award shall be evidenced by, and subject to the terms of, a Stock Option agreement executed by the Company and the Participant.

                                  ARTICLE VII
                             OTHER INCENTIVE AWARDS

     7.1 Other Incentive Awards. If deemed necessary or desirable by the Committee, in its sole discretion, in order to comply with, or obtain approval, qualification or exemption under, any applicable tax or other laws of any foreign jurisdiction, the Committee may grant (a) incentive awards that are valued in whole or in part by reference to, or are made payable in or otherwise based on Common Stock, and/or (b) incentive awards that are valued in whole or in part by reference to or otherwise based on Company and/or subsidiary performance, including under (a) or (b), without limitation, Awards of bonus stock, performance shares, performance units or stock appreciation rights (the Awards described in this Section 7.1 being collectively referred to herein as "Other Incentive Awards"). Other Incentive Awards may be granted either alone or in tandem with Stock Options, as the Committee shall determine.

     Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Other Incentive Awards shall be made, the number of shares of Common Stock (if any) to be awarded pursuant to such Other Incentive Awards, and all other conditions of the Other Incentive Awards. The Committee may also provide for the grant of Common Stock or cash, or a combination of both, under such Other Incentive Awards upon the completion of a specified performance period or otherwise. The Committee shall have full authority to amend the terms of any outstanding Other Awards prospectively or retroactively so as to comply with, or obtain approval, qualification or exemption under, any applicable tax or other laws of any foreign jurisdiction.

     The provisions of Other Incentive Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

     7.2 Terms and Conditions. Other Incentive Awards made pursuant to this
Article 7 shall be subject to the following terms and conditions and such additional terms and conditions as may be contained in the Guidelines or the agreement referred to in Section 7.2(e):

          (a) Non-Transferability. Subject to the provisions of this Plan and the Award agreement referred to in subsection (e) below, neither the Awards nor shares of Common Stock subject to Awards made under this Article 7 may be sold, assigned, transferred, pledged or otherwise encumbered except that the shares of Common Stock may be free of such restriction after the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

          (b) Dividends. If so determined by the Committee at the time of Award, subject to the provisions of this Plan and the Award agreement, the recipient of an Award under this Article 7 shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of any Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

          (c) Vesting. Any Award granted under this Article 7 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

          (d) Waiver of Limitation. In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 7.

          (e) Agreement. Each Award granted under this Article 7 shall be evidenced by, and subject to the terms of, an agreement or other instrument executed by the Company and the Participant.

          (f) Price. Common Stock awarded on a bonus basis under this Article 7 may be awarded for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article 7 shall be priced as determined by the Committee.

                                  ARTICLE VIII
                      TERMINATION OR AMENDMENT OF THE PLAN

     8.1 Termination or Amendment. The Board or the Committee may at any time amend, discontinue or terminate this Plan or any part hereof including, without limitation, any amendment deemed necessary by the Board or the Committee, as the case may be, in its sole discretion to ensure that the Company complies with any applicable law or regulatory requirement; provided, however, that, unless otherwise required by, or deemed necessary under, applicable law or regulation, the rights of a Participant with respect to Options or Other Incentive Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant.

     The Committee may amend the terms of any Stock Option or Other Incentive Award theretofore granted, prospectively or retroactively, but, subject to
Article 4, Section 7.1 and the proviso in the preceding paragraph above, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant's consent.

                                   ARTICLE IX
                                 UNFUNDED PLAN

     9.1 Unfunded Status of Plan. This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE X
                               GENERAL PROVISIONS

     10.1 Legend. The Committee may require each person purchasing or otherwise receiving shares pursuant to a Stock Option or Other Incentive Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The Committee may require any other investment intent representations it deems necessary in order to comply with applicable laws and regulations. In addition to any legend required by this Plan, the certificates for such shares and certificates representing any Award may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, any applicable corporate law, and any applicable foreign law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     10.2 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     10.3 No Right to Employment; Agreement to Serve. Neither this Plan nor the grant of any Option or Other Incentive Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by, or length of employment with, the Company or any subsidiary, nor shall there be a limitation in any way on the right of the Company or any subsidiary by which an employee is employed to terminate his employment at any time. Unless otherwise determined by the Committee on the date of grant, each Participant who is granted an Award shall, by executing such Participant's Award Agreement, agree that, as a condition of his Award, such Participant shall remain in the employ of the Company or any of its Designated Subsidiaries for at least one year after the date of grant of the Award.

     10.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state, local, or foreign taxes required by law to be withheld.

     Subject to any terms and conditions which the Committee may impose, the Committee may permit any such withholding obligation to be satisfied by reducing the number of shares of Common Stock otherwise deliverable.

     10.5 No Assignment of Benefits. Except as otherwise specifically provided in this Plan, no Option, Award or other benefit payable under this Plan shall be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person; provided, however, that a Participant may, in a manner specified by the Committee and to the extent provided in an Award agreement, designate in writing a beneficiary to exercise his Awards after the Participant's death.

     10.6 Listing and Other Conditions.

          (a) As long as the Common Stock is listed on the New York Stock Exchange or a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Option or Other Incentive Award shall be conditioned upon such shares being listed on such exchange or system and any applicable listing requirements having been met. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or Other Incentive Award with respect to such shares shall be suspended until such listing has been effected.

          (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or Other Incentive Award is or may in the circumstances be unlawful, not in compliance with any applicable regulation, rule or order or result in the imposition of excise taxes or penalties under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or other applicable law with respect to shares of Common Stock or Awards, and the right to exercise any Option or Other Incentive Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful, in compliance with such applicable regulations, rules or orders and free of such excise taxes or penalties.

          (c) Upon termination of any period of suspension under this Section 10.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

     10.7 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

     10.8 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     10.9 Liability of Committee. No member of the Board of Directors or of the Committee nor any employee of the Company shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the

Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

     10.10 Other Benefits. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan (including but not limited to life insurance programs) now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

     10.11 Costs. The Company shall bear all expenses incurred in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder; provided, however, that, unless the Committee determines otherwise, any commissions, charges, taxes or other amounts of any kind or nature incurred by a Participant in receiving or exercising his Award, selling shares under an Award, obtaining share certificates or otherwise, shall be the sole responsibility of such Participant.

     10.12 Limitations. No eligible employee shall be granted Awards under this Plan permitting the purchase in the aggregate of more than 2% of the shares covered by this Plan.

     10.13 Notification Under Section 83(b). The Committee may, on the date of grant of an Award or any later date, prohibit a Participant from making the election described below in this Section 10.13. If the Committee has not prohibited such Participant from making such election, and the Participant shall, in connection with the exercise of any Option, or the grant of any Other Incentive Award, make the election permitted under Section 83(b) of the Code, or any successor provision (i.e., an election to include in such Participant's gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) or any successor provision.

     10.14 Misconduct. In the event a Participant has (a) used for personal gain or disclosed to unauthorized persons any confidential or proprietary information or trade secrets of the Company or its subsidiaries, (b) breached any agreement with, or violated any other fiduciary obligation owed to, the Company or its subsidiaries, or (c) engaged in unlawful trading in the securities of the Company or of its subsidiaries or of another company based on information gained as a result of that Participant's employment with the Company or its subsidiaries, all outstanding Awards granted to such Participant shall automatically be terminated and forfeited unless the Committee shall, in its discretion, determine otherwise.

     10.15 No Acquired Rights. The grant of an Award to an eligible employee shall not be deemed to create any right of such employee or any other employee to receive additional Awards in the future.

     10.16 Captions. The captions to the several sections of this Plan are not a part of this Plan, but are merely guides or labels to assist in locating the several sections hereof.

                                   ARTICLE XI
                             EFFECTIVE DATE OF PLAN

     This Plan shall be effective as of the date it is approved by the holders of a majority of the issued and outstanding shares of the Company entitled to vote and present in person or represented by proxy at a meeting of stockholders duly called in accordance with applicable law, where a quorum is present.

                                  ARTICLE XII
                                  TERM OF PLAN

     No Stock Option or Other Incentive Award shall be granted pursuant to this Plan on or after April 22, 2004 (the tenth anniversary of the approval of this Plan by the Stockholders of the Company), but Awards granted prior to such date may extend beyond that date.

                                     [LOGO]

               KELLOGG COMPANY, BATTLE CREEK, MICHIGAN 49016-3599

                        THE BEST TO YOU EACH MORNING(R)

                               [LOGO] recycled.

                               KELLOGG COMPANY
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS APRIL 22, 1994
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints A. G. Langbo and R. G. Mawby, or each one or more of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Kellogg Company to be held on April 22, 1994, and at any adjournment thereof, and to vote as specified on this Proxy the number of shares of common stock of Kellogg Company the undersigned would be entitled to vote if personally present upon the matters referred to below and, in their discretion, upon any other business as may properly come before the meeting.

IF NOT MARKED TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.



            IMPORTANT :  THIS PROXY IS CONTINUED AND MUST BE SIGNED AND DATED
                         ON THE REVERSE SIDE.

- --------------------------------------------------------------------------------

                               KELLOGG COMPANY

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

        THE BOARD OF DIRECTORS PROPOSES AND RECOMMENDS A
                VOTE FOR PROPOSALS 1 AND 2



                                                        For All       (TO WITHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES
1. ELECTION OF FIVE DIRECTORS - NOMINEES:  For Withhold Except        STRIKE A LINE THROUGH THE NOMINEE'S NAME TO THE LEFT AND
   Arnold G. Langbo, J. Richard Munro,     / /   / /    / /           FILL IN THE "FOR ALL EXCEPT" OVAL)
   Harold A. Poling, Timothy P. Smucker,
   and Dolores E. Wharton

                                           For Against  Abstain
2. APPROVAL OF 1993 KELLOGG EMPLOYEE
   STOCK OWNERSHIP PLAN                    / /   / /      / /         Mark here if you plan to attend the Annual Meeting    / /








                                                                                          Dated:
- -----------------------------------------------------------------------------------------       ------------------------------------
Signature(s) of holders of common stock should agree with the names(s) shown on this Proxy.
For joint accounts, both owners should sign.


                                    APPENDIX


       Appendix of Graphic Materials Pursuant to Regulation S-T Item 304(a)


Page Number                     Description of Graphic or Image
- -----------                     -------------------------------
     5                          Director photos corresponding to biography
     6                          Director photos corresponding to biography
     7                          Director photos corresponding to biography
     8                          Director photo corresponding to biography